UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Gaucho Group Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	52-2158952
State of Incorporation	IRS Employer Identification No.

8 Union Square South, Suite 2A

New York, NY 10003

Address of principal executive offices

212-739-7700

Telephone number, including

Area code

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered	each class is to be registered
Common stock, par value $0.01	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. [  ]

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. [  ]

Securities Act registration statement or Regulation A offering statement file number to which this form relates: Registration No. 333-233586.

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the common stock of Gaucho Group Holdings, Inc. (the “Company”). The description of the common stock contained in the section entitled “Description of Securities” in the prospectus included in the Company’s Registration Statement on Form S-1 (File No. 333-233586), initially filed with the U.S. Securities and Exchange Commission (the “SEC”) on August 30, 2019, as amended from time to time (the “Registration Statement”), to which this Form 8-A relates, is incorporated herein by reference. Any prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that is subsequently filed by the Company with the SEC, including the prospectus to be filed by the Company with the SEC pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which will constitute part of the Registration Statement, is also incorporated by reference herein.

SIGNATURE

Pursuant to the requirements of Section 12 the Securities Exchange Act of 1934, the registrant caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on the 16th day of February 2021.

Gaucho Group Holdings, Inc.

By:	/s/ Scott L. Mathis
Scott L. Mathis, President & CEO